## MENU LINKS

- SIGN IN
- CREATE ACCOUNT
- TERMS & CONDITIONS
- PRIVACY POLICY

## QUIK LINKS

- VENTURE CAPITAL
- REAL ESTATE
- P2P LENDING

YOBI FUND is an online marketplace for buying and selling securities for venture capital, real estate, and P2P lending. We host third party issuers as well as our own portfolio of subsidiary issuers across these vertical markets.

YOBI FUND is a JOBS ACT company. We support Titles II, III, and IV issuers across venture capital, real estate, and P2P lending. Our one-stop-investing service model allows investors to build and manage their private equity investment portfolio on a single platform.

- YOBIFUND.COM is a website operated by Yobi Capital Fund Corporation under the exclusive license of the following patent-pending technologies -
  (1) U.S. Pending Patent No. 14,691,812, entitled, "A System for Buying and Selling Securities over a Distributed Communications Network."
  (2) U.S. Pending Patent No. 14,690,624, entitled, "A System and Method for Active Participation in an Investor-Managed Corporation."
- Registration on this website is open to all potential investors both accredited and non-accredited. Nonetheless, depending upon your Investor Profile completed during registration, registrants will only be allowed to invest in Securities Offerings where their investment in such Offering does not violate any State or Federal Securities Laws.

Privacy Policy | Terms of Use

THIS WEBSITE IS FOR DEMONSTRATION PURPOSES ONLY AND IS NOT ACTIVELY SOLICITING FOR ANY INVESTMENTS.


YobiFund
About Us
Investments
Raise Capital
Pre-IPO
Learn
Sign In
Create Account
Raise Capital for Your Business
Take advantage of the new crowdfunding regulations and start raising capital today!
OPEN

# 3 Ways To Make Money


CAPITAL
BUSINESS
GROWTH

### Venture Capital

You can invest in the next generation of start-ups fueling our economy.

Browse



### Real Estate

Invest in residential real estate fix-and-flips and commercial development projects.

Browse


APPROVED
LOAN
APPLICATION
TERMS OF CONTRACT

### Lending

Make double digit returns investing in peer-to-peer loans. Both business and consumer.

Browse

# Featured Crowdfunding Investment Opportunities

| | | | |
|---|---|---|---|
| FUNDING PORTAL | FUNDING PORTAL | FUNDING PORTAL | FUNDING PORTAL |
| **YOBI FUND** | **YOBI FUND** | **YOBI FUND** | **YOBI FUND** |
| A Crowdfunding Marketplace for Investing and Raising Start-up Capital. | A Crowdfunding Marketplace for Investing and Raising Start-up Capital. | A Crowdfunding Marketplace for Investing and Raising Start-up Capital. | A Crowdfunding Marketplace for Investing and Raising Start-up Capital. |
| Preferred Stock | Fixed Income With Prepayment | Commercial Paper | Debt Convertible |
| MIN. INVESTMENT $100 | MIN. INVESTMENT $1,000 | MIN. INVESTMENT $1,000 | MIN. INVESTMENT $1,000 |
| MAX. INVESTMENT $2,000,000 | MAX. INVESTMENT $9,900 | MAX. INVESTMENT $9,900 | MAX. INVESTMENT $9,900 |
| OPEN TO All Investors | OPEN TO All Investors | OPEN TO All Investors | OPEN TO All Investors |
| CURRENT PRICE $1.95 PER SHARE | TERM 12 MONTHS; ANNUAL RETURN 10% INTEREST RATE | TERM 12 MONTHS; ANNUAL RETURN 10% INTEREST RATE | TERM 12 MONTHS; ANNUAL RETURN 10% INTEREST RATE |
| OFFERED BY YOBI FUND | OFFERED BY YOBI FUND | OFFERED BY YOBI FUND | OFFERED BY YOBI FUND |
| Share | Share | Share | Share |


REAL ESTATE
YobiFund
INVEST TODAY. PROFIT TOMORROW.
YOBI HOMES
Yobi Homes identifies short-term Real Estate Investment Opportunities -- Fix and
Profit Sharing
MIN. INVESTMENT $1,000
MAX. INVESTMENT $9,900
OPEN TO All Investors
PROFIT SHARING
50.00%
PRORATED BY INVESTED BASIS POINTS
OFFERED BY YOBI VENTURES
Share
REAL ESTATE
YobiFund
INVEST TODAY. PROFIT TOMORROW.
YOBI HOMES
Yobi Homes identifies short-term Real Estate Investment Opportunities -- Fix and
Debt Plus Profit Sharing
STARTING PRICE $0
PERCENT CHANGE 0%
TARGET PRICE $0
ANNUAL RETURN
10%
INTEREST RATE
PROFIT SHARING
50.00%
INTEREST RATE
OFFERED BY YOBI VENTURES
Share

PROFIT SHARING

**50.00%**

PRORATED BY INVESTED BASIS POINTS

OFFERED BY YOBI VENTURES

Share

| ANNUAL RETURN | PROFIT SHARING |
|---|---|
| **10%** | **50.00%** |
| INTEREST RATE | INTEREST RATE |

OFFERED BY YOBI VENTURES

Share

### MENU LINKS

- SIGN IN
- CREATE ACCOUNT
- TERMS & CONDITIONS
- PRIVACY POLICY

### QUIK LINKS

- VENTURE CAPITAL
- REAL ESTATE
- P2P LENDING

YOBI FUND is an online marketplace for buying and selling securities for venture capital, real estate, and P2P lending. We host third party issuers as well as our own portfolio of subsidiary issuers across these vertical markets.

YOBI FUND is a JOBS ACT company. We support Titles II, III, and IV issuers across venture capital, real estate, and P2P lending. Our one-stop-investing service model allows investors to build and manage their private equity investment portfolio on a single platform.

- YOBIFUND.COM is a website operated by Yobi Capital Fund Corporation under the exclusive license of the following patent-pending technologies -
  (1) U.S. Pending Patent No. 14,691,812, entitled, "A System for Buying and Selling Securities over a Distributed Communications Network."
  (2) U.S. Pending Patent No. 14,690,624, entitled, "A System and Method for Active Participation in an Investor-Managed Corporation."

- Registration on this website is open to all potential investors both accredited and non-accredited. Nonetheless, depending upon your Investor Profile completed during registration, registrants will only be allowed to invest in Securities Offerings where their investment in such Offering does not violate any State or Federal Securities Laws.

Privacy Policy | Terms of Use

THIS WEBSITE IS FOR DEMONSTRATION PURPOSES ONLY AND IS NOT ACTIVELY SOLICITING FOR ANY INVESTMENTS.


YobiFund
About Us
Investments
Raise Capital
Pre-IPO
Learn
Sign In
Create Account
Welcome To YOBI FUND.
For the first time in history,
the JOBS ACT allows private companies to raise capital using the Internet.
Be a shareholder of this exciting new revolution.
Reserve Shares


IT IS VERY DIFFICULT TO RAISE VENTURE CAPITAL

This is a pitch deck that provides a general overview of our business<p>This is

## INVESTMENT SUMMARY

**OFFERING TITLE**
YOBI FUND > Preferred Stock | 100.00 Minimum

| | |
|---|---|
| **ISSUER**<br>YOBI FUND | **SECURITIES EXEMPTION**<br>JOBS ACT Title IV (Regulation A+) |
| **OFFERING TYPE**<br>Preferred Stock | **ALLOW OVERSUBSCRIPTION**<br>No |
| **PAR VALUE**<br>$0.0001 | **FACE VALUE (PER UNIT)**<br>$100.0000 |
| **PRICE PER INVESTMENT UNIT**<br>$100 | **INVESTMENT UNIT DESCRIPTION**<br>100.00 SHARES OF YOBI FUND COMMON STOCK |
| **MINIMUM INVESTMENT**<br>$100 | **MAXIMUM INVESTMENT**<br>$2,000,000 |

## SHARES RESERVATION FORM

| **PRICE PER UNIT** | **INVESTMENT UNIT DESCRIPTION** |
|---|---|
| $100 | 100.00 SHARES OF YOBI FUND COMMON STOCK |

Enter the Desired Units and the Investment Amount is automatically calculated.

**DESIRED UNITS ***: 50

**INVESTMENT AMOUNT**: $5,000

### CONTACT INFORMATION

Completing this PRE-IPO shares reservation form is non-binding by either party.

YOBI FUND reserves the right to accept or reject any offer. We will contact you once the SEC qualifies our offering and are officially accepting investments.

Full Name *

Email Address *

Work Phone * 1

Cell Phone * 1

Country * UNITED STATES

State * Select State

Accredited Investor: No / Yes

Annual Gross Income * < $25,000

Invitation Code

Reserve Shares

## YOBI FUND | YOBI FUND > Preferred Stock | 100.00 Minimum


IT IS VERY DIFFICULT TO RAISE VENTURE CAPITAL

YOBIFUND PRE-IPO OFFERING

### RAISING $5,000,000

0 %

| | |
|---|---|
| INVESTMENT TYPE | Preferred Stock |
| STOCK PRICE | $1.95 |
| MINIMUM INVESTMENT | $100 |
| OPEN TO | All Investors |
| PREMONEY VALUATION | $39.80 M |

Make an Investment

Our People | Business Plan | Financial Statements | Disclosures | All Offerings | Blog

### Our Investors



**Darrell Hubbard**
Founder & Chief Innovation Officer
OWNERSHIP : 83.50 %

Darrell Hubbard is the founder of YOBI CAPITAL FUND and has provided the necessary Seed Capital to over all corporation formation, legal, and operational expenditures through our Initial Public Offering (IPO)

**Vertron Corporation**
Lead Investor & Incubator
OWNERSHIP : 15.50 %

Vertron Corporation has provided YOBI FUND start-up incubator services and a Lead Software and IT Infusion valued at $2.6 Million.

Our Investors

Our Team


YobiFund
About Us
Investments
Raise Capital
Pre IPO
Learn
Sign In
Create Account
YOBI FUND
Share
Reserve Shares
This Shares Reservation Form is strictly for engaging the level of interest is a potential future offering and involves no obligation or commitment of any kind.
No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.
No money or other consideration is being solicited, and if sent, will not be accepted.
This is a pitch deck that provides a general overview of our business<p>This is a p
INVESTMENT SUMMARY
OFFERING TITLE
ISSUER
YOBI FUND
SECURITIES EXEMPTION
SHARES RESERVATION FORM
PRICE PER UNIT
$100
INVESTMENT UNIT DESCRIPTION
105.26 SHARES OF YOBI FUND COMMON STOCK
Enter the Desired Units and the Investment Amount is automatically calculated.
DESIRED UNITS *
50
DESIRED INVESTMENT AMOUNT
$5,000
CONTACT INFORMATION
Full Name *
Email Address *
Cell Phone *
Work Phone

yobidemo.com/Investment/14/SellPage?EncIOID=V3BZnCFj6qY=&Index=3&Size=5

YobiFund

About Us | Investments | Raise Capital | Pre IPO* | Learn | Sign In | Create Account

YOBIFUND PRE IPO OFFERING

Share



YobiFund
INVEST TODAY. PROFIT TOMORROW.

A Marketplace for Investing in Real Estate, Startups, and P2P Lending

## TARGET PRICE $10.94

$0.95

| | |
|---|---|
| INVESTMENT TYPE | Common Stock (Voting) |
| STOCK PRICE | $0.95 |
| MINIMUM INVESTMENT | $100 |
| OPEN TO | All Investors |
| MARKET CAP | $29.80 M |
| POTENTIAL RETURN (in PRE-IPO only) | 1051.57% |

Reserve Shares

Offering Memorandum | Kinetic Pricing | Mobile App | Company Videos

YOBI FUND REG A+ OFFERING MEMORANDUM

Page 1 of 25 | Automatic Zoom

**YOBI CAPITAL FUND CORPORATION**

1221 Avenue of the Americas, Suite 4200, New York, New York 10020

(646) 915-1750 | www.YOBIFUND.com